UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2010

Industrial Income Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-159445	27-0477259
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information discussed under Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Inland Empire Building One

On December 29, 2010, Industrial Income Trust Inc. (the “Company”), through a wholly-owned subsidiary, acquired a 100% fee interest in one industrial property that is approximately 1.3 million square feet on 60.2 acres (the “Inland Empire Building One”). The Inland Empire Building One is located in the Inland Empire metropolitan area located in Perris, California. The seller of the Inland Empire Building One, Ridge Perris I, LLC, is not affiliated with the Company or its affiliates. The Inland Empire Building One is currently 100% leased to Hanesbrands Inc., under a lease that expires on November 9, 2018. The annual base rent under the lease is currently approximately $5.3 million and is subject to average annual rent escalations of approximately 3.0% through the end of the lease term. The tenant has two options to extend the lease for a period of five years each. The Inland Empire Building One serves as the primary national distribution center for Hanesbrands Inc., which is a market-leading producer of innerwear, outerwear, and hosiery apparel.

The total purchase price was $80.0 million, exclusive of additional transfer taxes, due diligence, and other closing costs. Per the terms of an amended and restated advisory agreement, dated as of May 14, 2010 (the “Advisory Agreement”), by and among the Company, Industrial Income Operating Partnership LP (the “Operating Partnership”) and Industrial Income Advisors LLC (the “Advisor”), the Company paid an acquisition fee to the Advisor equal to 2.0% of the purchase price. The Company funded the acquisition using proceeds from its public offering and debt financing obtained by the Company, which is described under Item 2.03 of this Current Report on Form 8-K.

The Inland Empire Building One will be managed by Ridge Property Services, LLC.

Baltimore Building One

On December 30, 2010, the Company, through a wholly-owned subsidiary, acquired a 100% fee interest in one industrial property that is approximately 274,000 square feet on 11.9 acres (the “Baltimore Building One”). The Baltimore Building One is located in the Brandon Woods Business Park located in the Port of Baltimore, Maryland. The seller of the Baltimore Building One, Brandon Woods, LLC, is not affiliated with the Company or its affiliates. The Baltimore Building One is currently 100% leased to Commerce LLC, under a lease that expires on September 30, 2019. The annual base rent under the lease is currently approximately $1.2 million and is subject to annual rent escalations of approximately 2.5% through December 2015 and approximately 3.0% thereafter through the end of the lease term. The tenant has one remaining option to extend the lease for a period of five years. The Baltimore Building One serves as the national headquarters for the Commerce Corporation, which is a leading lawn, garden, and outdoor living specialty distributor.

The total purchase price was $16.1 million, exclusive of additional transfer taxes, due diligence, and other closing costs. Per the terms of the Advisory Agreement, the Company paid an acquisition fee to the Advisor equal to 2.0% of the purchase price. The Company funded the acquisition using proceeds from its public offering and debt financing obtained by the Company, which is described under Item 2.03 of this Current Report on Form 8-K.

The Baltimore Building One will be managed by the Flynn Company.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Inland Empire Building One

In order to fund a portion of the acquisition of the Inland Empire Building One described under Item 2.01 of this Current Report on Form 8-K, the Company, through one of its subsidiaries, entered into a $45.0 million fixed rate loan agreement with Wells Fargo Bank, National Association. The loan is secured by a deed of trust and related assignments and security interests in the Inland Empire Building One. The loan requires monthly payments of principal and interest. Certain key terms of this loan agreement are described in the table below.

Baltimore Building One

In order to fund a portion of the acquisition of the Baltimore Building One described under Item 2.01 of this Current Report on Form 8-K, the Company, through one of its subsidiaries, entered into a $9.0 million fixed rate loan agreement with Wells Fargo Bank, National Association. The loan is secured by a deed of trust and related assignments and security interests in the Baltimore Building One. The loan requires monthly payments of principal and interest. Certain key terms of this loan agreement are described in the table below.

Lender	Origination Date	Maturity Date	Loan Amount	Interest Rate
Wells Fargo Bank, National Association	December 29, 2010	January 1, 2021	$45.0 million	5.68%

Wells Fargo Bank, National Association	December 30, 2010	January 1, 2021	$9.0 million	5.68%

Each of the loan agreements described above limit the Company’s ability to prepay, in whole or in part, and any such prepayments will be subject to the payment of certain prepayment premiums. In addition, they contain customary affirmative, negative and financial covenants, agreements, representations, warranties and indemnities, including indemnification for losses arising out of certain environmental issues at the respective properties, and borrowing conditions, all as set forth in the loan agreements. The loans also contain various customary events of default, which are defined in the agreements. As is customary in such financings, if an event of default occurs under the loan agreements, the lender may accelerate the repayment of amounts outstanding and exercise other remedies subject, in certain instances, to the expiration of an applicable cure period.

The Company’s subsidiaries that directly own the properties securing these loans are the borrowers under the loans. The Operating Partnership has provided customary non-recourse guarantees of certain of the obligations under these loans.

Item 8.01.	Other Events.

As of December 31, 2010, the Company has acquired or entered into agreements to acquire approximately $311.5 million of properties comprised of 29 buildings totaling approximately 5.1 million square feet. The weighted average acquisition capitalization rate for all such properties is approximately 7.5%. The current occupancy level for all such properties is approximately 98%, with an average remaining lease term (based on square feet) of approximately 5.6 years. The Company expects to fund a portion of these acquisitions with proceeds from debt financing activities of approximately $171.6 million, which represents a consolidated loan to purchase price ratio of approximately 55%, at a weighted average interest rate of approximately 5.0%, and an average loan term of approximately 9 years. As previously disclosed, one of the Company’s wholly owned subsidiaries, Industrial Income Operating Partnership LP, has entered into a $100.0 million line of credit agreement with JPMorgan Chase Bank, N.A., PNC Bank National Association, and US Bank N.A. Please refer to the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on December 30, 2010. There can be no assurances that the Company will complete the acquisitions of properties it has committed to acquire and there can be no assurances that the Company will be able to secure additional financing on the terms described herein.

Item 9.01.	Financial Statements and Exhibits.

(a) and (b) Financial Statements of Business Acquired and Pro Forma Financial Information.

To be filed by amendment. With respect to the acquisition of the Inland Empire Building One, the registrant hereby undertakes to file any financial statements required to be filed in response to this item on an amendment to this Current Report on Form 8-K no later than March 17, 2011. With respect to the acquisition of the Baltimore Building One, the registrant hereby undertakes to file any financial statements required to be filed in response to this item on an amendment to this Current Report on Form 8-K no later than March 18, 2011.

This Current Report on Form 8-K contains forward-looking statements (such as those concerning the acquisitions and the Company’s procurement of additional debt financing) that are based on the Company’s current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties, including, without limitation, the Company’s ability to close the acquisitions, obtain debt financing for such acquisitions and those risks set forth in the “Risk Factors” section of the Company’s prospectus, dated September 14, 2010, as supplemented and the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. Any of these statements could be inaccurate, and actual events or our investments and results of operations could differ materially from those expressed or implied. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. The Company cannot assure you that it will attain its investment objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL INCOME TRUST INC.

January 05, 2011

	By:	/S/ THOMAS G. MCGONAGLE
	Name:	Thomas G. McGonagle
	Title:	Chief Financial Officer and Treasurer

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